                                                 REGISTRATION NO.______________
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               SINTER METALS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                          25-1677695
(State or other jurisdiction of                           (I.R.S. employer
incorporation or organization)                           identification no.)

                                 Terminal Tower
                          50 Public Square, Suite 3200
                              Cleveland, Ohio 44113
           (Address of principal executive offices including zip code)

                        SINTER METALS, INC. SAVINGS PLAN
                            (Full title of the plan)

                               JOSEPH W. CARRERAS
                Chairman of the Board and Chief Executive Officer
                               Sinter Metals, Inc.
                                 Terminal Tower
                          50 Public Square, Suite 3200
                              Cleveland, Ohio 44113
                     (Name and address of agent for service)

                                 (216) 771-6700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------
                                                            Proposed             Proposed
          Title of                                           maximum              maximum
         securities                     Amount              offering             aggregate             Amount of
            to be                        to be              price per            offering            registration
        registered(1)                 registered            share(2)             price(2)                  fee
- -------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
     value $.001 per share              200,000              $19.125            $3,825,000             $1,318.97
- -------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of plan interests to be offered pursuant to the Sinter Metals, Inc. Savings Plan (the "Plan").

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Class A Common Stock, par value $.001 per share, on the New
         York Stock Exchange on June 17, 1996.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Sinter Metals, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (1) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995;

     (2) Quarterly Report of the Company on Form 10-Q for the period ended March 31, 1996; and

     (3) The description of the Company's Class A Common Stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934 and any amendments and reports filed for the purpose of updating that description.

     All documents that shall be filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered under the Plan have been sold or deregistering all securities then remaining unsold thereunder shall be deemed to be incorporated herein by reference and shall be deemed to be a part hereof from the date of filing thereof.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SEVENTH of the Company's Restated Certificate of Incorporation (the "Certificate") provides that Directors and officers, or each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law (the "DGCL") or any other applicable laws as presently or hereafter in effect. The Company is authorized under the Certificate to enter into one or more agreements with any person which provide for indemnification greater or different than that provided under the Certificate.

     In addition, Article EIGHTH of the Certificate provides that, to the full extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. The Certificate provides that any repeal or modification of either Article SEVENTH or EIGHTH will not effect any right or protection existing thereunder immediately prior to such repeal or modification.

     The DGCL empowers the Company to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving as such with respect to another corporation or other entity at the request of the Company. In addition, the DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care.

     The Directors and officers of the Company are covered by insurance, indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

ITEM 8.  EXHIBITS.

              4(a) Restated Certificate of Incorporation of the Company is
                   incorporated herein by reference to Exhibit 3.1(i) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (Commission File No. 1-3366).

               (b) Restated By-Laws of the Company are incorporated herein by reference to Exhibit 3.1(ii) to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1994 (Commission File No. 1-3366).

               (c) Sinter Metals, Inc. Savings Plan dated January 1, 1992
                   (formerly known as the Pennsylvania Pressed Metals, Inc. Savings Plan), up to and including the Fourth Amendment.

               23  Consent of Independent Public Accountants.

               24  Powers of Attorney.

           UNDERTAKING:

                   The undersigned registrant will submit any amendments to the Plan to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the amended Plan.

ITEM 9.  UNDERTAKINGS.

             (a)   The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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



                                   SIGNATURES

             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 21st day of June, 1996.


                               SINTER METALS, INC.


                              By: /s/ Michael T. Kestner
                                 -------------------------------------------
                                 Michael T. Kestner
                                 Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                  TITLE                                    DATE
              ----------                                  -----                                    -----
                 *                              Chairman of the Board and                     June 21, 1996
- ---------------------------------------          Chief Executive Officer
    Joseph W. Carreras                         (Principal Executive Officer)


                 *                              Vice President and Chief                      June 21, 1996
- ---------------------------------------             Financial Officer
    Michael T. Kestner                         (Principal Financial Officer)


                 *                            Vice President and Treasurer                    June 21, 1996
- ---------------------------------------               (Controller)
    Richard A. McLean

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    Donald L. LeVault

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    E. Joseph Hochreiter

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    David Y. Howe

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    Mary Lynn Putney

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    William H. Roj

                 *                                      Director                              June 21, 1996
- ---------------------------------------
    Charles E. Volpe

* This registration statement has been signed on behalf of the above-named directors and officers of the Company by Michael T. Kestner, Vice President and Chief Financial Officer, as attorney-in-fact pursuant to powers of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.


DATED:  June 21, 1996                By: /s/ Michael T. Kestner
                                        ---------------------------------------
                                        Michael T. Kestner, Attorney-in-Fact


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



           The Plan. Pursuant to the requirements of the Securities Act of 1933, the undersigned, an authorized representative of the Sinter Metals, Inc. Savings Plan Administrative Committee, has duly caused this registration statement to be signed on behalf of the Committee by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 21st day of June, 1996.


                                   SINTER METALS, INC. SAVINGS PLAN

                                   By:  Sinter Metals, Inc.
                                          Savings Plan Administrative Committee


                                   By:    /s/ Joseph W. Carreras
                                        ---------------------------------------
                                          Joseph W. Carreras,
                                          Committee Chairman

                                  EXHIBIT INDEX




      EXHIBIT
      NUMBER                                   EXHIBIT DESCRIPTION
      ------                                   -------------------
       4(a)          Restated Certificate of Incorporation of the Company is
                     incorporated herein by reference to Exhibit 3.1(i) to the
                     Company's Quarterly Report on Form 10-Q for the period
                     ended September 30, 1994 (Commission File No. 1-3366).

       4(b)          Restated By-Laws of the Company are incorporated herein by reference to Exhibit 3.1(ii) to the Company's Quarterly Report on
                     Form 10-Q for the period ended September 30, 1994
                     (Commission File No. 1-3366).

       4(c)          Sinter Metals, Inc. Savings Plan dated January 1, 1992 (formerly known as the Pennsylvania Pressed Metals, Inc. Savings Plan), up
                     to and including the Fourth Amendment.

        23           Consent of Independent Public Accountants.

        24           Powers of Attorney.





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